UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2022

SMART GLOBAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-38102	98-1013909
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Walkers Corporate Limited 190 Elgin Avenue George Town, Grand Cayman Cayman Islands	KY1-9008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 623-1231

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Ordinary shares, $0.03 par value per share	SGH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

First Supplemental Indenture to Indenture Governing 2.25% Convertible Senior Notes due 2026

On August 26, 2022, SMART Global Holdings, Inc., a Cayman Islands exempted company (“SGH”), entered into the First Supplemental Indenture (the “First Supplemental Indenture”) to the Indenture, dated February 11, 2020 (the “Indenture”), between SGH and U.S. Bank National Association, as trustee, governing SGH’s outstanding 2.25% Convertible Senior Notes due 2026 (the “2026 Notes”). The First Supplemental Indenture became effective pursuant to its terms as of 12:01 a.m., Pacific Time, on August 27, 2022.

Pursuant to the First Supplemental Indenture, SGH irrevocably elected (i) to eliminate SGH’s option to elect Physical Settlement (as defined in the Indenture) on any conversion of 2026 Notes that occurs on or after the date of the First Supplemental Indenture and (ii) that, with respect to any Combination Settlement (as defined in the Indenture) for a conversion of the 2026 Notes, the Specified Dollar Amount (as defined in the Indenture) that will be settled in cash per $1,000 principal amount of the 2026 Notes shall be no lower than $1,000. The Indenture was filed as Exhibit 4.1 to SGH’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 11, 2020.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by the full text of the First Supplemental Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Amended Credit Agreement

On August 29, 2022, SGH and SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and, together with SGH, the “Borrowers” and each, a “Borrower”), entered into the First Amendment, with and among the lenders party thereto and Citizens Bank, N.A., as Administrative Agent (the “Incremental Amendment”). The Incremental Amendment amends that certain Credit Agreement, dated as of February 7, 2022, by and among the Borrowers, the lenders party thereto and Citizens Bank, N.A., as Administrative Agent, Collateral Agent and an Issuing Bank (the “Original Credit Agreement”, and as amended by the Incremental Amendment, the “Amended Credit Agreement”).

The Incremental Amendment (i) provides for incremental term loans under the Amended Credit Agreement in an aggregate amount of $300 million (the “Incremental Term Loans”) which Incremental Term Loans are on the same terms as the term loans incurred under the Original Credit Agreement, (ii) increases the maximum First Lien Leverage Ratio (as defined in the Amended Credit Agreement) financial covenant from 3.00:1.00 to 3.25:1.00 and (iii) increases the aggregate amount of unrestricted cash and permitted investments netted from the definitions of Consolidated First Lien Debt and Consolidated Net Debt under the Amended Credit Agreement from $100 million to $125 million.

Substantially simultaneously with entering into the Incremental Amendment, the Borrowers applied a portion of the proceeds of the Incremental Term Loans to (i) finance a portion of the Closing Purchase Price (as defined below) and (ii) pay in full the $101.8 million outstanding under that certain Promissory Note, dated as of June 24, 2022, by and among CreeLED, Inc. and Wolfspeed, Inc., as holder. The Amended Credit Agreement matures on February 7, 2027. Loan interest will be based on a Total Leverage Ratio grid and will initially bear interest at the Term Secured Overnight Financing Rate (“SOFR”) plus 2.00% in accordance with SGH’s existing pricing grid at the closing of the acquisition.

The foregoing description of the Incremental Amendment does not purport to be complete and is qualified in its entirety by the full text of the Incremental Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 29, 2022, SGH completed its previously announced acquisition of Storm Private Holdings I Ltd., a Cayman Islands exempted company (“Stratus Holding Company” and together with its subsidiaries, “Stratus Technologies”), pursuant to the terms of that certain Share Purchase Agreement (the “Purchase Agreement”), dated as of June 28, 2022, by and among SGH, Stratus Holding Company and Storm Private Investments LP, a Cayman Islands exempted limited partnership (“Seller”). Pursuant to the Purchase Agreement, among other matters, Seller sold to SGH, and SGH purchased from Seller, all of Seller’s right, title and interest in and to the outstanding equity securities of Stratus Holding Company (the “Share Purchase”).

At the closing of the Share Purchase, SGH paid to Seller a cash purchase price of $225 million, subject to certain adjustments as set forth in the Purchase Agreement (the “Closing Purchase Price”). In addition, pursuant to the Purchase Agreement, Seller has the right to receive, and SGH will be obligated to pay, contingent consideration (if any) of up to $50 million (the “Earn-Out”) based on the gross profit performance of the Stratus Technologies business during the first full 12 fiscal months of Stratus Technologies following the closing of the Share Purchase. The Earn-Out, if any, will be payable in cash, ordinary shares of SGH, $0.03 par value per share (“SGH Shares”), or a mix of cash and SGH Shares, at SGH’s election.

The Closing Purchase Price was funded with cash on hand and amounts borrowed under the Amended Credit Agreement.

The foregoing description of the Purchase Agreement, the Share Purchase and the other transactions contemplated by the Purchase Agreement do not purport to be complete and are qualified in their entirety by the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to SGH’s Current Report on Form 8-K filed with the SEC on June 29, 2022, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to the extent responsive to this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On August 29, 2022, SGH issued a press release announcing the completion of the Share Purchase, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 on this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Use of Forward Looking Statements

This Form 8-K contains “forward-looking statements”. These forward-looking statements are based on current expectations and preliminary assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside SGH’s control, including, among others: incurring unanticipated costs in consummating the Share Purchase and other transactions contemplated by the Purchase Agreement; the ability of Stratus Technologies to generate anticipated revenue and profits post-transaction close; unforeseen issues, risks and costs associated with the integration of Stratus Technologies into the SGH group or transition of the operations, assets, systems and personnel of Stratus Technologies; unfavorable reaction to the transaction by competitors, customers, suppliers, employees and other business partners of Stratus Technologies and SGH; global business and economic conditions and growth trends in technology industries, SGH’s or Stratus Technologies’ customer markets and various geographic regions; uncertainties in the geopolitical environment; disruptions in SGH’s or Stratus Technologies’ operations or SGH’s or Stratus Technologies’ supply chain as a result of COVID-19 pandemic or otherwise; changes in trade regulations or adverse developments in international trade relations and agreements; changes in currency exchange rates; overall information technology spending; appropriations for government spending; the success of SGH’s or Stratus Technologies’ strategic initiatives including additional investments in new products and additional capacity; acquisitions of companies or technologies, the failure to successfully integrate and operate them, or customers’ negative reactions to them; limitations on or changes in the availability of supply of materials and components; fluctuations in material costs; the temporary or volatile nature of pricing trends in memory or elsewhere; deterioration in customer relationships; production or manufacturing difficulties; competitive factors; technological changes; difficulties with or delays in the introduction of new products; slowing or contraction of growth in the memory market in Brazil; reduction in or termination of incentives for local manufacturing in Brazil; changes to applicable tax regimes or rates; prices for the end products of SGH’s or Stratus Technologies’ customers; strikes or labor disputes; deterioration in or loss of relations with any of SGH’s or Stratus Technologies’ limited number of key vendors; the inability to maintain or expand government business; and other factors and risks detailed in SGH’s filings with the U.S. Securities and Exchange Commission, which include SGH’s most recent reports on Form 10-K and Form 10-Q, including SGH’s future filings. Such factors and risks as outlined above and in such filings do not constitute all factors and risks that could cause actual results of SGH to be materially different from SGH’s forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of today, and SGH does not intend, and has no obligation, to update or revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this Current Report on Form 8-K, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) are not included in this Current Report on Form 8-K. To the extent such financials are required, SGH intends to include such financial statements by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is not included in this Current Report on Form 8-K. To the extent such pro forma financial information is required, SGH intends to include such pro forma financial information by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Exhibit Description

2.1	Share Purchase Agreement, dated as of June 28, 2022, by and among SMART Global Holdings, Inc., a Cayman Islands exempted company, Storm Private Holdings I Ltd., a Cayman Islands exempted company, and Storm Private Investments LP, a Cayman Islands exempted limited partnership (incorporated by reference to SGH’s Current Report on Form 8-K filed with the SEC on June 29, 2022).*

4.1	First Supplemental Indenture with respect to 2.25% Convertible Senior Notes due 2026, dated August 26, 2022, between SMART Global Holdings, Inc. and U.S. Bank National Association, as trustee.

10.1	First Amendment, dated as of August 29, 2022, by and among SMART Global Holdings, Inc., a Cayman Islands exempted company, SMART Modular Technologies, Inc., a California corporation, the lenders party thereto and Citizens Bank, N.A., as administrative agent, and acknowledged and agreed to by the subsidiary loan parties party thereto.**

99.1	Press Release, issued on August 29, 2022, announcing the completion of the Share Purchase.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

The schedules and exhibits to the Share Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such exhibits and schedules to the Securities and Exchange Commission upon request.

**

The schedules and exhibits to the Incremental Amendment have been omitted from this filing pursuant to Item 601(b)(10)(iv) of Regulation S-K. Registrant will furnish copies of such exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2022	SMART Global Holdings, Inc.

	By:	/s/ Ken Rizvi
Ken Rizvi
Senior Vice President and Chief Financial Officer